UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 20, 2009

____________________

ICO, INC.
(Exact name of registrant as specified in its charter)

Texas (State or other jurisdiction of incorporation)	0-10068 (Commission File Number)	76-0566682 (I.R.S. Employer Identification No.)

1811 Bering Drive, Suite 200
Houston, Texas 77057
(Address of principal executive offices and zip code)

(713) 351-4100
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                      Departure of Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Approval of Fiscal Year 2009 Annual Incentive Bonus Plans of Certain Executive Officers

On January 20, 2009, the Compensation Committee (the “Committee”) of the Board of Directors of ICO, Inc. (the “Company”) approved the Fiscal Year 2009 Annual Incentive Bonus Plans, filed herewith as exhibits, for the Company’s Chief Financial Officer and Treasurer, Bradley T. Leuschner (Exhibit 10.1), and for the current Presidents of major business units of the Company, namely: Stephen E. Barkmann, President of the Company’s Bayshore Industrial division; Derek R. Bristow, President of the Company’s ICO Europe division; and Donald Eric Parsons, President of the Company’s ICO Polymers North America division (Exhibit 10.2).

Exhibit 10.2 contains references to a bonus plan for an individual in the position of President of the Company’s Asia Pacific division; however currently this position is vacant.  The reference is included in the matrices for the purpose of calculating the Fiscal Year 2009 cash bonus to which the Company’s Chief Executive Officer, A. John Knapp, Jr., may be entitled, under the Fiscal Year 2009 Cash Bonus Formula applicable to him set forth in the Company’s Form 8-K filed on December 11, 2008.

Amendment to Employment Agreement of Derek R. Bristow

On January 20, 2009, the Committee approved and the Company entered into an amendment (the “Amendment”) to the Company’s employment agreement with Derek R. Bristow, President of the Company’s ICO Europe division, to be effective on January 1, 2009.  Pursuant to the Amendment, Mr. Bristow’s a base salary shall be USD (United States Dollars) $250,000, payable in monthly installments, in Australian currency, as more specifically described in the Amendment.  The Amendment is filed herewith as Exhibit 10.3.

Item 9.01                      Financial Statements and Exhibits.

(d) Exhibits
Exhibit	Description
10.1	Fiscal Year 2009 Annual Incentive Bonus Plan Matrix – Chief Financial Officer
10.2	Fiscal Year 2009 Annual Incentive Bonus Plan Matrix – Business Unit Presidents
10.3	First Amendment to Employment Agreement between ICO Technology, Inc. and Derek R. Bristow, dated January 20, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICO, INC.

Date: January 22, 2009	By:	/s/ Bradley T. Leuschner
	Name:	Bradley T. Leuschner
	Title:	Chief Financial Officer and Treasurer